UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2019

DECIPHERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Totten Pond Road Waltham, MA	02451
(Address of registrant’s principal executive office)	(Zip code)

(781) 209-6400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	DCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2019, the Board of Directors (the “Board”) of Deciphera Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Susan L. Kelley, M.D. to the Board, effective July 8, 2019. Dr. Kelley will serve as a Class II director of the Company, to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2021 or until her earlier death, resignation or removal. Dr. Kelley was also appointed to the Board’s Compensation Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), the Board granted Dr. Kelley an option to purchase 24,000 shares of the Company’s common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the NASDAQ Stock Market on the date of grant. The options will vest in equal monthly installments over a three-year period, subject to Dr. Kelley’s continued service on the Board.

Dr. Kelley has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on September 22, 2017.

Dr. Kelley, age 64, will serve as a member of the Board as of July 8, 2019. She also serves as a member of the board of directors of ArQule, Inc., a publicly traded biotechnology company, Daré Bioscience, Inc. (formerly Cerulean Pharma, Inc.), a publicly traded biopharmaceutical company and Vascular Biogenics Ltd., a publicly-traded biotechnology company. From 2013 to 2015, Dr. Kelley served on the board of directors of Alchemia Pty Ltd., a publicly-traded biopharmaceutical company and on the Board of Directors of Immune Design Corp. from 2016 until its acquisition by Merck & Co. in April 2019. From 2008 to 2011, Dr. Kelley served as Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation. From 2001 to 2008, Dr. Kelley held positions of increasing responsibility at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma, including Vice President, Global Clinical Development Therapeutic Area Head – Oncology. Prior to joining Bayer, Dr. Kelley worked at Bristol-Myers Squibb in Oncology and Immunology drug development where she held positions of increasing responsibility, ultimately serving as Executive Director, Oncology Clinical Research. Dr. Kelley was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine, where she also served as a Clinical Assistant Professor of Medicine. Dr. Kelley received her A.B. from Colgate University and her M.D. from Duke University School of Medicine. We believe that Dr. Kelley’s experience in life sciences and clinical development, as well as her experience as a director of biotechnology companies qualifies her to serve on our board of directors.

There are no arrangements or understandings between Dr. Kelley and any other person pursuant to which Dr. Kelley was appointed as a member of the Board. There are no family relationships between Dr. Kelley, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Kelley, on the one hand, and the Company, on the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2019	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Steven L. Hoerter
Steven L. Hoerter
President and Chief Executive Officer